Exhibit 99.1

For Immediate Release
                                                           [FORGENT LOGO]
Media contact:  Jodi Brinegar                      Investor contact: Alexa Coy
512.437.2665                                       512.437.2678
jodi_brinegar@forgent.com                          alexa_coy@forgent.com

           Forgent Announces Results for the 2003 Fiscal Third Quarter
                              Grew revenues by 37%
                Increased earnings by over 30% to $0.07 per share
                IP program added more than $12 million in revenue

AUSTIN, Texas, May 29, 2003-- Forgent(TM) Networks (Nasdaq: FORG), a leading provider of enterprise meeting automation software and services, today announced the results of the 2003 fiscal third quarter ending April 30, 2003, marking the fifth consecutive quarter of profitability. During the 2003 fiscal third quarter, Forgent grew overall revenues by approximately 37%, achieved a 67% increase in intellectual property revenues and realized a 10% increase in software revenues as compared to the 2003 fiscal second quarter. Highlights for the fiscal third quarter include:

o    Achieved profitability for the fifth consecutive quarter
o Realized more than $12 million in revenue from the intellectual property licensing program
o    Obtained IP licensing revenue for the fifth consecutive quarter
o    Grew the software business by 10% to $1.1 million

"We are pleased with our third quarter performance. For the fifth consecutive quarter, we achieved profitability as well as realized revenues from our intellectual property licensing program," said Richard Snyder chairman and CEO of Forgent. "We grew revenues, improved margins, increased earnings and our software business continues to show progress with solid customer wins. "

Software
Software revenues increased by approximately 10% to $1.13 million for the fiscal third quarter compared to the prior quarter. The sales pipeline for the software business continues to grow.

Intellectual Property
Forgent realized patent license revenues totaling $12.2 million. The intellectual property program continues to grow with the main effort on licensing Forgent's still-image compression technology, embodied in U.S. Patent No. 4,698,672 (`672 patent). The company continues to believe that this program will produce additional licensing revenue in subsequent quarters.

Videoconferencing Hardware Services
Videoconferencing Hardware Service revenues were $3.8 million for the third fiscal quarter of 2003. The business continues to focus on cost management through the transition phase.

Fiscal Third Quarter Results
Revenue grew approximately 37% to $17.1 million for the 2003 fiscal third quarter compared to $12.5 million for the 2003 fiscal second quarter reflecting growth in the intellectual property and software businesses. Operating expenses were $5.6 million for the third fiscal quarter of 2003. Net income increased by approximately 31% to $1.7 million or $0.07 per share compared to $1.3 million or $0.05 per share for the second fiscal quarter of 2003. Cash, cash equivalents and short-term investments at the end of the fiscal third quarter were approximately $14.3 million.

Forgent was required to perform an impairment analysis of its software segment due to the tough economic environment and the associated negative impact on the company's software business. As a result of this analysis, the company recorded an asset impairment charge reflected in operating expenses for the write-down of goodwill totaling $1.3 million or $0.05 per share.


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Other Items
The company anticipates filing its definitive proxy for the 2002 fiscal year with the Securities and Exchange Commission in the next few days. In addition, in the second fiscal quarter of 2003 the company had reported the operation of its videoconferencing hardware services business as a discontinued operation. The company has determined that it will report these operations as a continuing operation until receiving a successful shareholder vote to divest the videoconferencing hardware services business at the company's annual meeting, after which time, the company will then report the business as a discontinued operation. Current and prior results of the company in this press release report the videoconferencing hardware services business as a continuing operation.

Outlook
"We continue to work on our sales execution and rolling out new products on time and on budget to support that sales effort," added Snyder. "We will focus on revenue, profitability, and managing our expenses."

Forgent expects to generate IP license revenue for the fourth fiscal quarter of 2003 marking the sixth consecutive quarter of results. Forgent believes that given current market conditions software revenue will remain flat on a sequential basis for the fourth fiscal quarter of 2003. Forgent expects videoconferencing hardware services revenue to be flat to declining for the remainder of fiscal 2003.

Conference Call and Webcast
Forgent will release actual results of its 2003 fiscal third quarter at 8 a.m. CT (9 a.m. ET) on May 29, 2003. Forgent has scheduled a conference call with the investment community at 10:00 a.m. CT (11:00 a.m. ET) on May 29, 2003, to discuss the quarter and outlook. Participating in the call will be Richard Snyder, chairman and chief executive officer; Jay Peterson, vice president finance and chief financial officer; Russ Caccamisi, senior vice president, sales and Ken Kalinoski, vice president development and chief technology officer.

To participate, dial 800-299-0148 ten minutes before the conference call begins, ask for the Forgent event, and use a pass code of 59120091. International callers should dial 617-801-9711 and use a pass code of 59120091. Investors, analysts, media and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the investor relations page of Forgent's web site at www.forgent.com. To listen to the live call, please visit the web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the investor relations page of our web site at www.forgent.com.

About Forgent
Forgent Networks is a leading provider of enterprise meeting automation software and services that enable organizations to schedule and automate their meeting environment. By streamlining the planning, scheduling and execution of meetings, organizations recognize increased productivity and reduced administrative overhead associated with their meeting environment. Our software provides one-stop scheduling of all resources necessary for complex conferences and automatically launches the communications media used for any meeting. For additional information, visit www.forgent.com.

Safe Harbor
This release may include projections and other forward-looking statements that involve a number of risks and uncertainties and, as such, actual results in future periods may differ materially from those currently expected or desired. Some of the factors that could cause actual results to differ materially include changes in the general economy and the technology industry, rapid changes in technology, sales cycle and product implementations, risks associated with transitioning to a new business model and the subsequent limited operating history, the possibility of new entrants into the enterprise meeting automation market, the possibility that the market for the sale of certain software and services may not develop as expected, that development of these software and services may not proceed as planned, risks associated with the company's license

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program,  including risks of litigation involving intellectual property, patents and trademarks, acquisition integration, and the ability to consummate certain divestiture transactions. Additional discussion of these and other risk factors affecting the company's business and prospects is contained in the company's periodic filings with the SEC.



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                             FORGENT NETWORKS, INC.
                           CONSOLIDATED BALANCE SHEETS
                  (Amounts in thousands, except per share data)


                                                                                  APRIL 30,          JULY 31,
                                                                                    2003               2002
                                                                                    ----               ----
                                                                                 (Unaudited)

ASSETS
Current assets:
     Cash and equivalents                                                             $   13,647      $   17,237
     Short-term investments                                                                  701           2,715
     Accounts receivable, net of allowance for doubtful accounts
           of $1,269 and $815 at April 30, 2003 and July 31, 2002                          7,842           5,390
     Notes receivable, net of reserve of $643 and $967 at
       April 30, 2003 and July 31, 2002                                                       31             189
     Inventories                                                                             635             563
     Prepaid expenses and other current assets                                             1,004             609
                                                                                      ----------      ----------
          Total current assets                                                            23,860          26,703
Property and equipment, net                                                                5,097           5,734
Goodwill, net                                                                             13,972          15,833
Capitalized software, net                                                                  4,616           3,537
Other assets                                                                                 341             415
                                                                                      ----------      ----------
                                                                                      $   47,886      $   52,222
                                                                                      ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                                 $    2,888      $    5,687
     Accrued compensation and benefits                                                       351           1,264
     Other accrued liabilities                                                             1,508           2,049
     Notes payable, current portion                                                          254             899
     Deferred revenue                                                                      5,730           7,047
                                                                                      ----------      ----------
        Total current liabilities                                                         10,731          16,946

Long-term liabilities:
     Deferred revenue                                                                        658           1,015
     Other long-term obligations                                                           1,140           1,983
                                                                                      ----------      ----------
        Total long-term liabilities                                                        1,798           2,998

Stockholders' equity:
     Preferred stock, $.01 par value; 10,000
        Authorized; none issued or outstanding                                                --              --
     Common stock, $.01 par value; 40,000 authorized; 25,962
        and 25,755 shares issued; 24,579 and 24,880 shares
        outstanding at April 30, 2003 and July 31, 2002, respectively                        259             257
     Treasury stock, 1,383 and 875 issued at April 30, 2003
        and July 31, 2002, respectively                                                  (3,707)         (2,857)
     Additional paid-in capital                                                          263,557         263,334
     Accumulated deficit                                                               (224,048)       (228,011)
     Unearned compensation                                                                  (47)           (227)
     Accumulated other comprehensive income                                                (657)           (218)
                                                                                      ----------      ----------
        Total stockholders' equity                                                        35,357          32,278
                                                                                      ----------      ----------
                                                                                      $   47,886      $   52,222
                                                                                      ==========      ==========

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                             FORGENT NETWORKS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Amounts in thousands, except per share data)


                                                                        FOR THE                     FOR THE
                                                                   THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                       APRIL 30,                   APRIL 30,
                                                                   2003          2002          2003          2002
                                                                   ----          ----          ----          ----
                                                                      (UNAUDITED)                 (UNAUDITED)

REVENUES:
     Software and professional services                             $ 1,134       $   852       $ 3,379      $  1,309
     Intellectual property licensing                                 12,150        15,000        25,618        15,000
     Services and other                                               3,823                      13,141        20,694
                                                                    -------       -------       -------      --------
                                                                                    6,465
        Total revenues                                               17,107        22,317        42,138        37,003

COST OF SALES:
     Software and professional services                                 945           411         2,418         3,406
     Intellectual property licensing                                  6,075         6,600        12,809         6,600
     Services and other                                               2,790         3,598         9,008        12,195
                                                                    -------       ---------     -------      --------
        Total cost of sales                                           9,810        10,609        24,235        22,201

GROSS MARGIN                                                          7,297        11,708        17,903        14,802

OPERATING EXPENSE:
     Selling, general and administrative                              3,524         2,926        10,878         8,539
     Research and development                                           901           567         2,784         2,026
     Impairment of assets                                             1,211         5,967           712         5,967
         Restructuring expense                                           --            --            --           818
                                                                    -------      --------       -------      --------
        Total operating expenses                                      5,636         9,460        14,374        17,350

INCOME (LOSS) FROM OPERATIONS                                         1,661         2,248         3,529       (2,548)

OTHER INCOME (EXPENSE):
     Interest income                                                     48            53           187           237
     Gain on investment                                                  --            --            --         1,670
     Interest expense and other                                          75           169           351           106
                                                                    -------       -------       -------      --------
        Total other income (expense)                                    123           222           538         2,013

INCOME (LOSS) FROM CONTINUING
    OPERATIONS, BEFORE INCOME TAXES                                   1,784         2,470         4,067         (535)
        Provision for income taxes                                     (61)           177         (104)           177
INCOME (LOSS) FROM CONTINUING OPERATIONS                              1,723         2,647         3,963         (358)

     Loss from discontinued operations, net of income taxes              --         (166)            --       (8,028)
     Loss on disposal, net of income taxes                               --          --              --         (255)
                                                                    -------       -------       -------      --------
LOSS FROM DISCONTINUED
     OPERATIONS, NET OF INCOME TAXES                                     --         (166)            --       (8,283)
                                                                    -------       -------       -------      --------

NET INCOME (LOSS)                                                   $ 1,723       $ 2,481       $ 3,963      $(8,641)
                                                                    =======       =======       =======      ========

BASIC AND DILUTED INCOME (LOSS) PER SHARE:
     Income (loss) from continuing operations                       $  0.07       $  0.11       $  0.16      $ (0.02)
                                                                    =======       =======       =======      ========
     Income (loss) from discontinued operations                     $  0.00       $(0.01)       $  0.00      $ (0.33)
                                                                    =======       =======       =======      ========
     Net income (loss)                                              $  0.07       $  0.10       $  0.16      $ (0.35)
                                                                    =======       =======       =======      ========
WEIGHTED AVERAGE SHARES OUTSTANDING:
     Basic                                                           24,629        24,761        24,693        24,807
     Diluted                                                         24,715        25,373        25,144        24,807




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